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EXHIBIT 21

KAIZEN FOOD CORPORATION, A BRITISH COLUMBIA, CANADA CORPORATION IS NOT A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY.

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EXHIBIT 21